Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JEANTEXGROUP, INC.. on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Henry Fahman, Principal Executive and Financial Officer of the Company, certify, pursuant to 18 U.S. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in material respects, the financial condition and result of operations of the Company.

/s/ Henry Fahman
Henry Fahman
Principal Executive/Financial Officer

November 12, 2009